SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         GROUP V CORPORATION (formerly,
                              NuOasis Gaming, Inc.)
             (Exact name of Registrant as specified in its charter)


DELAWARE                                                              95-4176781
State or other jurisdiction of                                     (IRS Employer
incorporation or organization)                               Identification No.)


                    550 15th Street, San Francisco, CA 94103
          (Address of Principal Executive Offices, including ZIP Code)


     Consulting or Employment Agreements with Morris Gore; Skjerven, Morril,
      MacPherson, Franklin & Freil, LLP; OTC Communications, Inc.; Archer & Weed; Wilke, Fleury, Hoffelt, Gould & Birney; and Marci Milne McCann
                            (Full title of the plan)


                     Joseph Monterosso, 550 15th Street, San
                               Francisco, CA 94103
                    (Name and address of agent for service)


                                 (415) 575-0222
          (Telephone number, including area code, of agent for service)



                                                        [GROUP\FS8:SEPT97.FS8]-6

                         CALCULATION OF REGISTRATION FEE




                                                                                Proposed
                                                         Proposed                 Maximum               Amount of
   Title of Securities          Amount of            Maximum Offering            Aggregate            Registration
    to be Registered              Shares            Price Per Share(1)       Offering Price(1)             Fee
                             to be Registered
$.01 par value
Common Stock                             240,000                     $.23                $55,200                 $19.03
$.01 par value
Common Stock                             110,000                     $.23                $25,300                  $8.72
$.01 par value
Common Stock                           1,100,000                     $.23               $253,000                 $87.21
$.01 par value
Common Stock                             150,000                     $.23                $34,500                 $11.89
$.01 par value
Common Stock                             100,000                     $.23                $23,000                  $7.93
$.01 par value
Common Stock                             275,000                     $.23                $63,250                 $21.80
                   TOTALS              1,975,000                       --               $454,250                $156.58





(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act and is calculated on the basis of either (a) the average of the high and low prices per share of the Common Stock as of a date within five business days prior to the filing of this Registration Statement or
     (b) the price at which the options described herein may be exercised.





                                                        [GROUP\FS8:SEPT97.FS8]-6
                                        2

                                   PROSPECTUS

               GROUP V CORPORATION (formerly NuOasis Gaming, Inc.)
                    550 15th Street, San Francisco, CA 94103
                                 (415) 575-0222

                       (1,975,000 SHARES OF COMMON STOCK)



     This Prospectus relates to the offer and sale by Group V Corporation, (formerly, NuOasis Gaming, Inc., a Delaware corporation (the "Company"), of shares of its $.01 par value per share common stock (the "Common Stock") to certain consultants (the "Consultants") pursuant to agreements entered into between the Company and the Consultants. The Company is registering hereunder and then issuing, upon receipt of adequate consideration therefore, to the Consultants 1,975,000 shares of the Common Stock in consideration for services rendered (the "Fee Shares").

     The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are "affiliates" of the Company within the meaning of the Securities Act of 1933 (the "Act") may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale. Of the shares registered hereunder, no shares of Common Stock are being sold to "affiliates" of the Company. An affiliate is summarily, any director, executive officer or controlling shareholder of the Company. The "affiliates" of the Company may become subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which would limit their discretion in transferring the shares acquired in the Company. If the Consultant who is not now an "affiliate" becomes an "affiliate" of the Company in the future, he would then be subject to Section 16(b) of the Exchange Act. (See "General Information
- Restrictions on Resales").

The Common Stock is listed on the OTC bulletin board under the symbol "GRPV".

                                ----------------


               THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                ----------------
                The date of this Prospectus is November 12, 1997

                                                        [GROUP\FS8:SEPT97.FS8]-6
                                        3

     This Prospectus is part of a Registration Statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities Act"), and does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings by the Company with the Commission are qualified in their entirety by the reference thereto.

     A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: Group V Corporation, 550 15th Street, San Francisco, CA 94103 Telephone: (415) 575-0222.

     The Company is subject to the reporting requirements of the Exchange
Act and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington D.C. 20549. Copies may be obtained at the prescribed rates.

     No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

     Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of the Company since the date hereof.

                                                        [GROUP\FS8:SEPT97.FS8]-6
                                        4

                                TABLE OF CONTENTS


INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS ..............    6

ITEM 1. PLAN INFORMATION ..........................................    6

   GENERAL INFORMATION ............................................    6

   The Company ....................................................    6

   Purposes .......................................................    6

   Common Stock ...................................................    6

   The Consultants ................................................    6

   No Restrictions on Transfer ....................................    6

   Tax Treatment to the Consultant ................................    6

   Tax Treatment to the Company ...................................    7

   Restrictions on Resales ........................................    7

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION ....    7

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION    7

   Legal Opinion and Experts ......................................    7

   Indemnification of Officers and Directors ......................    7

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT ................    8

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE ...................    8

ITEM 4. DESCRIPTION OF SECURITIES .................................    8

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL ....................    8

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS ................    8

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED .......................    9

ITEM 8. EXHIBITS ..................................................    9

ITEM 9. UNDERTAKINGS ..............................................   11

SIGNATURES ........................................................   13

EXHIBIT INDEX .....................................................   14



                                                        [GROUP\FS8:SEPT97.FS8]-6
                                        5

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.        Plan Information

GENERAL INFORMATION

The Company

     The Company has its principal executive offices at: 550 15th Street, San Francisco, CA 94103 Telephone (415)575-0222.

Purposes

     The Common Stock will be issued by the Company pursuant to agreements entered into between the Consultants and the Company and approved by the Board of Directors of the Company (the "Board of Directors"). The agreements are intended to provide a method whereby the Company may be stimulated by the personal involvement of the Consultants in the Company's future prosperity, thereby advancing the interests of the Company, and all of its shareholders. Copies of the agreements have been filed as exhibits to this Registration Statement.

Common Stock

     The Board has authorized the issuance of up to 1,975,000 shares of the Common Stock to the Consultants upon effectiveness of this Registration Statement.

The Consultants

     The Consultants have agreed to provide their expertise and advice to the Company on a non-exclusive basis for the purpose of promoting the interests of the Company.

No Restrictions on Transfer

     The Consultants will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Consultant

     The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Consultant, therefore, will be deemed for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or
(b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, the Consultant will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the Consultant receives shares of common stock pursuant to the exercise of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed ordinary income for federal income tax purposes. The Consultant is urged to consult his tax advisor on this matter. Further, if any recipient is an "affiliate", Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

Tax Treatment to the Company

     The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes in the taxable year of the Company during which the recipient recognizes income.

                                                        [GROUP\FS8:SEPT97.FS8]-6
                                        6

Restrictions on Resales

     In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of Common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.


DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION

         The Company hereby incorporates by reference (i) its annual report on Form 10-KSB for the year ended June 30, 1997, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Forms 10-Q (or 10- QSB) filed under the Securities or Exchange Act subsequent to any filed Form 10K (or 10-KSB), as well as all other reports filed under Section 13 of the Exchange Act, and the Company's Form 8-K filing, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.


Item 2.        Registrant Information and Employee Plan Annual Information

     A copy of any document or part thereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: Group V Corporation, 550 15th Street, San Francisco, CA 94103 Telephone (415) 575-0222.

Legal Opinion and Experts

     Archer & Weed has rendered an opinion on the validity of the securities being registered. Archer & Weed is not an "affiliate" of the Company. Archer & Weed will receive 150,000 shares registered herein.

Indemnification of Officers and Directors

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                                        [GROUP\FS8:SEPT97.FS8]-6
                                        7

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.        Incorporation of Documents by Reference

     Registrant  hereby  states that (i) all  documents set forth in (a) through
(c), below, are incorporated by reference in this  registration  statement,  and
(ii) all documents subsequently filed by registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

          (a)  Registrant's  latest Annual  Report,  whether  filed  pursuant to
     Section 13(a) or 15(d) of the Exchange Act;

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by annual report referred to in (a), above; and

          (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.


Item 4.        Description of Securities

     No description of the class of securities (i.e. the $.01 par value Common Stock) is required under this item because the Common Stock is registered under
Section 12 of the Exchange Act.


Item 5.        Interests of Named Experts and Counsel

     The financial statements for the year ended June 30, 1997 incorporated by reference in this Prospectus have been audited by Haskell & White LLP, independent certified public accountants, to the extent and for the periods set forth in its report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

     The financial statements for the year ended June 30, 1996 incorporated by reference in this Prospectus have been audited by Raimondo, Pettit and Glassman, independent certified public accountants, to the extent and for the periods set forth in its report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


Item 6.        Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law permits the indemnification of directors, officers, employees, or agents of the Company against expenses, including attorney's fees, actually and reasonably incurred by such persons in connection with the defense of any action, suit or proceeding in which such person is a party by reason of his being or having been a director, officer, employee, or agent of the Company, or of any corporation, partnership, joint venture, trust or other enterprise in which he served as such at the request of the Registrant, provided that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal

                                                        [GROUP\FS8:SEPT97.FS8]-6
                                        8
action or proceeding, had no reasonable cause to believe his conduct was unlawful, and provided further (if corporation) that he shall not have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation (unless the court determines that indemnity would nevertheless be proper under the circumstances). These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act of 1933. In addition, Section 102(b)(7) of the Delaware General Corporation Law and the Company's Certificate of Incorporation provide that a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for paying a dividend or approving a stock repurchase in violation of
Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Certificate of Incorporation and By-Laws contain provisions that no director of the Company shall be liable to the Company for monetary damages for breach of fiduciary duty as a director involving any act or omission of such director other than (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

     The effect of these provisions will be to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) -
(iv) of the proceeding sentence.

     These provisions will not affect the validity of injunctive relief against directors of the Company (although such relief may not always be available as a practical matter) nor will it limit directors liability for violations of federal securities laws.


Item 7.        Exemption from Registration Claimed

               Not applicable.



Item 8.        Exhibits

          (a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K and are specifically incorporated herein by this reference:

          Exhibit No.      Title

          1.             Not required.
          2.             Not required
          3.             Not required
          4.             Not applicable.
          5. Opinion of Archer & Weed regarding the legality of the securities registered.
          6.             Not required.

                                                      [GROUP\FS8:SEPT97.FS8]-6 9

          Exhibit No.         Title
          7.             Not required.
          8.             Not required
          9.             Not required.

          10.            A.   Consulting  Agreement with Morris Gore
                         B.   Consulting Agreement with Skjerven,  Morril,
                              MacPherson & Freil, LLP(1)
                         C.   Consulting Agreement with OTC Communications(2)
                         D.   Consulting Agreement with Archer & Weed(1)
                         E.   Fee Agreement  with Wilke,  Fleury,  Hoffelt,
                              Gould & Birney
                         F.   Fee Agreement with Marci Milne McCann
          11.            Not required
          12.            Not required
          13.            Not required.
          14.            Not required.
          15.            Not required.
          16.            Not required.
          17.            Not required.
          18.            Not required.
          19.            Not required.
          20.            Not required
          21.            Not required.
          22.            Not required.
          23.            Not required
          24.1 Consent of Archer & Weed, special counsel to Registrant, to the use of its opinion with respect to the legality of the securities being registered hereby and to the references to it in the Prospectus filed as a part hereof
          24.2           Consent of Haskell & White LLP
          24.3           Consent of Raimondo, Pettit & Glassman
          25.            Not applicable.
          26.            Not applicable.
          27.            Not applicable.
          28.            Not applicable.
          29.            Not applicable.

                   ------------------------------------------

(1) Previously filed by the Registrant in a Registration Statement on Form S-8 filed May 12, 1997, File No. 33-87102.

(2) Previously filed by the Registrant in a Registration Statement on Form S-8 filed December 7, 1994, File No. 33-87102.

                                                        [GROUP\FS8:SEPT97.FS8]-6
                                       10

Item 9.        Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) include any prospectus required by Section 10 (a) (3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

          (iii)include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraph is incorporated by reference from period reports filed by the registrant small business issuer under the Exchange Act.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14e-3 under the Securities Exchange Act of 1934; and, where interim financial information require to be presented by
          Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Registrant   hereby  undertakes  that,  for  purposes  of  determining  any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and,

                                                        [GROUP\FS8:SEPT97.FS8]-6
                                       11
where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                                        [GROUP\FS8:SEPT97.FS8]-6
                                       12

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of San Francisco, State of California on the 12th day of November, 1997.

                                   GROUP V CORPORATION
                                   (formerly, NuOasis Gaming, Inc.)
                                   (Registrant)


                                   By:   /s/ Joseph Monterosso
                                   Joseph Monterosso, President and Chairman
                                   Group V Corporation and
                                   National Pools Corporation


                                   By:   /s/  Dennis D. Houston
                                   Dennis D. Houston, Chief Operating Officer,
                                   National Pools Corporation and Director,
                                   Group V Corporation


                                   By:   /s/  Leland Rees
                                   Leland Rees, Director, Group V Corporation



     Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:

     Signatures               Title                            Date



     /s/  Joseph Monterosso   President                        November 12, 1997
     Joseph Monterosso        and Chairman, Group V
                              Corporation and National
                              Pools Corporation

     /s/  Steven H. Dong      Chief Financial Officer          November 12, 1997
     Steven H. Dong           and Principal Accounting
                              Officer, Group V Corporation


     /s/ Dennis D. Houston    Chief Operating Officer,         November 12, 1997
     Dennis D. Houston        National Pools Corporation and
                              Director, Group V Corporation

                                                        [GROUP\FS8:SEPT97.FS8]-6
                                       13

                         FORM S-8 REGISTRATION STATEMENT


                                  EXHIBIT INDEX



     The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K and are specifically incorporated herein by this reference:


Exhibit
Number in
Registration
Statement           Description
---------           -----------

     5.   Opinion of Counsel

     10.  A. Consulting Agreement with Morris Gore

          B. Consulting Agreement with Skjerven, Morril, MacPherson & Freil, LLP(1)

          C.   Consulting Agreement with OTC Communications, Inc.(2)

          D.   Consulting Agreement with Archer & Weed (1)

          E.   Fee Agreement with Wilke, Fleury, Hoffelt, Gould & Birney

          F.   Fee Agreement with Marci Milne McCann

     24.1 Consent of Archer & Weed, special counsel to the Registrant, to the use of its opinion with respect to the legality of the securities being registered hereby and to the references to it in the Prospectus filed as a part hereof.

     24.2 Consent of Haskell & White LLP

     24.3 Consent of Raimondo, Pettit & Glassman

 -------------------------------------------------------------------------------

(1) Previously filed by the Registrant in a Registration Statement on Form S-8 filed May 12, 1997, File No. 33-87102.

(2) Previously filed by the Registrant in a Registration Statement on Form S-8 filed December 7, 1994, File No. 33-87102.

                                                        [GROUP\FS8:SEPT97.FS8]-6
                                       14

                                   EXHIBIT 5.


                               OPINION OF COUNSEL

                                  ARCHER & WEED
                             Special Project Counsel

       5140 BIRCH STREET, SUITE 100, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (714) 760-7424 FACSIMILE (714) 475-9087

                             WRITER'S DIRECT NUMBER
                                 (714) 475-9086



                                November 12, 1997


Board of Directors
Group V Corporation
(formerly, NuOasis Gaming, Inc.)
550 15th Street
San Francisco, CA 94103

     Re:  Form S-8 Registration Statement Opinion of Counsel

Gentlemen:

     I have acted as a special counsel for Group V Corporation (formerly, NuOasis Gaming, Inc.) a Delaware corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act") of a registration statement on Form S-8 (the "Registration Statement"), relating to the offer and sale of 1,975,000 shares of Common Stock, $.01 par value (the "Common Stock") to consultants or employees of the Company, in consideration for services performed and to be performed on behalf of the Company under the terms and conditions of certain consulting agreements (the "Consulting Agreements").

     As special counsel for the Company, I have examined the Company's articles of incorporation, bylaws, minute book, and certain other corporate records. For the purpose of the opinions expressed below, I have also examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the Common Stock in this offering.

     In arriving at the opinions set forth below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of corporate records (including the Registration Statement with its exhibits) provided by the officers of the Company. I have made such investigations of law as I have considered necessary or appropriate as a basis for my opinions.

     My opinions are qualified in all respects by the scope of the document examination and I make no representation as to the sufficiency of my investigation for your purpose. I have not made any document examination or rendered any other advice other than as described herein and I at all times have assumed and relied upon the truth and completeness of the information, statements and representations which have been given by the Company to me. I do not express any opinion with respect to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated by reference in the Registration Statement.

Group V Corporation
(formerly, NuOasis Gaming, Inc.)
November 12, 1997
Page 2

     In rendering this opinion, I have assumed, without independently verifying such assumptions, and this opinion is based and conditioned upon the following:
(i) the genuineness of the signatures on and the enforceability of all instruments, documents and agreements examined by me and the authenticity of all documents furnished for my examination as originals and the conformity to the original documents of all documents furnished to me as copies; (ii) where an executed document has been presented to me for my review, that such document has been duly executed on or as of the date stated and that execution and delivery was duly authorized on the part of the parties thereto; (iii) each of the foregoing certificates, instruments and documents being duly authorized, executed and delivered by or on behalf of all the respective parties thereto, and such instruments and documents being legal, valid binding obligations of such parties; (iv) the truth and accuracy of representations and statements made in the documents received from the State of Delaware; and (vi) Group V Corporation will be operated in accordance with the terms of its charter documents and the laws of the State of Delaware and the terms of the instruments or documents referred to above.

     Based upon the foregoing, I am of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, the jurisdiction of its incorporation.

     2. The terms and provisions of the Common Stock conform to the description thereof contained in the Registration Statement, and the form of the stock certificates used to evidence the Common Stock are in good and proper form and no stockholder is entitled to preemptive rights to subscribe for or purchase any of the Common Stock.

     3. Based upon the foregoing, I am of the opinion that the issuance and the sale of the shares of Common Stock in this offering has been duly and validly authorized, and subject to compliance with the provisions of the written agreements, the Common Stock issuable under the Consulting Agreements will duly authorized and validly issued as fully paid and non-assessable shares of Common Stock.

     4. Based upon the opinion of defense counsel for the Company, there are no suits, proceedings or actions known to me which are threatened or pending against the Company in any court or before or by any governmental body which might materially and adversely affect the business of the Company, its condition (financial or otherwise), business operations, income, properties or business prospects, except as set forth in or contemplated by the Prospectus, or by the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 as filed with the Securities and Exchange Commission.

     5. No consent, approval, order or authorization of any regulatory board, agency, or instrumentality having jurisdiction over the Company or its properties (other than registration under the Act or qualification under state securities or Blue Sky laws or clearance from the NASD) is required for the valid authorization, issuance and delivery of the Common Stock or, if required, it has been obtained and is in full force and effect.

     I am admitted to practice in the State of California and the State of Texas. I am not admitted to practice in Delaware, the state of incorporation of the Company, or in any other jurisdictions other than California and Texas, in which the Company may own property or transact business. My opinions herein

Group V Corporation
(formerly, NuOasis Gaming, Inc.)
November 12, 1997
Page 3

are with respect to federal law only and, to the extent my opinions are derived from the laws of other jurisdictions, are based upon an examination of all relevant authorities and the documents referenced herein and are believed to be correct. However, except for pending litigation or claims matters, I have not directly obtained legal opinions as to such matters from attorneys licensed in such other jurisdictions. No opinion is expressed upon any conflict of law issues. My opinions are qualified to the extent that enforcement of rights and remedies are subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, and other laws of general application or equitable principles affecting the rights and remedies of creditors and security holders and to the extent that the availability of the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

     This opinion is limited to matters existing as of this date, and no responsibility is assumed to advise you of changes (factual or legal) which may hereafter occur, whether deemed material or not.

     This opinion is furnished by me to you as special counsel for the Company and it is solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to in whole or in part for any purpose, other than as set forth in my written consent.

                                                            Very truly yours,


                                                            /s/  Richard O. Weed
                                                            Richard O. Weed

                                  EXHIBIT 10A.


                      CONSULTING AGREEMENT WITH MORRIS GORE

                                October 21, 1997


VIA FEDERAL EXPRESS

Group V Corporation
550 15th Street
San Francisco, California 94103

RE:  FEE Agreement - Group V Corporation

Gentlemen:

     Consistent with our recent discussions, I am confirming that I have been retained by Group V Corporation (the "Company" or "Group V") to act on Group V's behalf on certain disputes and litigation matters, and any other related or unrelated matters which you might subsequently refer to me. I will assume that Group V's retention is pursuant to our understanding that the charge for my services will be billed at my normal rate of $150 dollars per hour. This does not include costs, which are billed separately.

     As payment for my services and costs, Group V has suggested, and I have agreed, that the Company place a block of 50,000 shares of free-trading Company stock, currently valued at approximately $ per share, in my name with a local Texas branch of a national securities broker. At least once per month, I will send Group V my statement for fees and costs, with written notice to the brokerage firm of the dollar amount of such statement. Unless objection is made to my bill, sufficient Company stock, net of commission, shall then be liquidated forthwith at the prevailing market price to satisfy such statement.

     In the course of my representation of the Company, if all of the stock is liquidated, a new block of stock sufficient to cover projected fees and costs, in an amount contemporaneously agreed to by the parties, will again be placed with the brokerage firm, under the same terms and conditions as enumerated above. At the conclusion of my representation of the Company and the payment of all final fees and costs, any unused stock shall forthwith be returned to the Company.

     Your Company shall also promptly register such blocks of stock pursuant to a Form S-8 at its own expense and deliver such stock to the brokerage firm upon the filing and effectiveness of the respective Form S-8.

     I will perform the legal services in these disputes and litigation matters on Group V's behalf faithfully and with due diligence. I am authorized to pay any of Group V's bills associated with these matters, whether incurred by Group V or me as long as they are authorized by Group V, directly from the proceeds of fees received or monies or stock deposited with me, but I have no legal obligation to pay them. Whether these bills are paid by me or not, you shall remain liable for them at all times until discharged in full.

     I will give you at least thirty (30) days' advance notice of any change in my billing rate, which may be periodically increased to accommodate increases in the cost of operation. I charge in fifteen (15) minute increments, with a minimum of one-forth (1/4) of an hour for any single item. All bills will reflect the hourly charges on any single billed amount.

Group V Corporation
October 21, 1997
Page 2


     I will customarily include in my monthly bills charges for photocopies, and postage, long distance telephone calls, fax transmissions, mileage, parking and other "out-of-pocket" expenses. Furthermore, all costs which I deem reasonably necessary in the prosecution of these cases (e.g., filing fees, service of process fees, deposition costs, duplication of documents, expert witness fees, etc.) will be at Group V's expense. It is my practice to send periodic statements no less frequently than monthly but, depending on the nature and magnitude of the services, I may bill more frequently.

     You agree that I may withdraw as Group V's legal representative upon written notice being sent to Group V in the event any bill is not paid within thirty (30) days after mailing, if Group V has refused to follow my advice, or if Group V has refused to cooperate with me in my representation of Group V.

     We both agree that if a dispute should arise as to the amount of fees owed, either of us may require that the dispute be submitted to the Fee Arbitration Committee of the Texas Bar Association. In order to avoid costly litigation over legal fees and costs, we both agree to be bound by their decision. Such decision may be submitted to a court of competent jurisdiction for entry of judgment and enforcement.

     It is agreed that Group V will bear all costs of collection, including reasonable attorney's fees, if payments are not made as agreed. You warrant and acknowledge that the Company has the financial ability to pay all fees, costs and expenses contemplated by this Agreement. The receipt by you of a fully executed copy of this Agreement is evidenced by your signature below.

     This Fee Agreement shall be deemed to be made under and in accordance with the laws of the State of Texas, and Texas shall be deemed to be the proper venue of any disputes regarding same. If any provision hereof shall be deemed or held to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement shall not be affected or rendered invalid, illegal or unenforceable thereby. The Board of Directors of Group V Corporation shall also expressly adopt and approve the Fee Agreement as soon as reasonably practical.

     If the foregoing is agreeable, please indicate your Company's approval by dating and signing below and then promptly return an original to me. The second duplicate original enclosed herewith is for the Company's files. Upon receipt of a fully executed original hereof, I will continue work on these matters.

     I look forward to representing Group V Corporation relative to these and other matters. Please feel free to contact me at any time if you have questions about the contents of this letter or the progress of any of the above-referenced lawsuits. Sincerely,



                                                            /s/  Morris C. Gore
                                                            Morris C. Gore

Group V Corporation
October 21, 1997
Page 3




                                    APPROVAL

     Read, understood and approved this 21st day of October, 1997.


                                        GROUP V CORPORATION,
                                        a Delaware Corporation



                                        By: /s/ Joseph Monterosso
                                        Name:    Joseph Monterosso
                                        Title:   President


ATTEST:



--------------------------

                                  EXHIBIT 10E.


            FEE AGREEMENT WITH WILKE, FLEURY, HOFFELT, GOULD & BIRNEY

                     WILKE, FLEURY, HOFFELT, GOULD & BIRNEY
                               TWENTY-SECOND FLOOR
                                400 CAPITOL MALL
                          SACRAMENTO, CALIFORNIA 95814

                              TELEPHONE TELECOPIER
                              (916) (916) 442-6664





                                 March 28, 1994




SENT VIA FACSIMILE
FOLLOWED BY PRIORITY MAIL

Mr. Joseph Monterosso
President
National Pools Corporation
655 Montgomery Street, Suite 1200
San Francisco, CA 94111

Re:  Project Retention

Dear Joe:

     This letter, when fully executed, will confirm National Pools Corporation's ("NPC") retention of this firm to assist it in securing legal review of its services to be provided to purchasers of California State Lottery ("CSL") tickets. Said services include coordinating the formation of groups or "pools" of purchasers of CSL tickets. NPC seeks to obtain an opinion or opinions rendered by the Legislative Counsel, the Attorney General, or both, to afford NPC the best possible assurances that its business plan and proposed services are lawful and permissible in California.

     We will perform this project on an hourly basis. This will give you the greatest project accountability and cost management throughout the project term. Our standard hourly professional fees range from $100.00 to $225.00 per hour. In view of the personnel we envision managing this project, principally Alan Perkins and myself, at $185.00 per hour and $160.00 per hour, respectively, we estimate an average hourly cost in this matter of approximately $175.00 per hour.

     We project that revising the considerable work already done by Mr. Adkins, and reshaping the opinion issues to be presented, initially, to the Legislative Counsel, may take between 25 and 30 hours, with professional fees ranging from approximately $4,375.00 to $5,250.00.

     We anticipate a substantial number of opportunities to work with the Legislative Counsel as the opinion request is handled by that office, on the order of 10 to 20 hours in follow-up, with professional fees ranging from approximately $1,750.00 to $3,500.00. We estimate that this work would arise over approximately a sixty (60) to ninety (90) day period which Legislative Counsel may take to provide its opinion. We would, of course, provide any assistance possible to Counsel to promote the earliest possible issuance of an opinion.

Mr. Joseph Monterosso
President
National Pools Corporation
March 28, 1994
Page 2


     Once an opinion is issued by the Legislative Counsel, we anticipate only relatively minor revisions to the basic opinion request prior to submission of same to the Attorney General. Professional services of approximately 10 hours, with fees of $1,750.00, as our estimate here. Finally, we anticipate minimum project follow-up opportunities with the Attorney General, perhaps on the order of 5 hours, with fees of $875.00. Thus, we calculate that this project is not likely to exceed approximately $12,000.00 in total professional fees. However, this represents neither a project cost cap nor a guarantee.

     Obviously, we cannot, have not, offered or made any guarantees as to the outcome of this effort. With the company's cooperation and assistance, we will utilize our best efforts on behalf of NPC to achieve the best possible result in this matter. Also, a recently enacted law requires that we advise you that we maintain errors and omissions insurance coverage applicable to the services to be rendered in this matter.

         Accordingly, if all of the above meets with your approval, please sign and date the original of this letter in the spaces provided below and return it in the enclosed pre-addressed envelope. Please keep the enclosed copy for your records. Should you have any questions, please do not hesitate to call me. I will keep you and any other party at NPC to whom you direct us advised of all activity as it occurs on this file.

                                                            Very truly yours,



                                                            /s/ John R. Valencia
                                                            John R. Valencia

--------------------------------------------------------------------------------

                                   ACCEPTANCE

     The undersigned hereby accepts the terms and conditions set forth in this engagement letter and fee policy statement pertaining to the retention of the law firm of Wilke, Fleury, Hoffelt, Gould & Birney as described in this letter of engagement dated March 28, 1994.



                                        By: /s/  Joseph Monterosso
                                        Joseph Monterosso
                                        President
                                        National Pools Corporation


JRV:law
Enclosures

                                  EXHIBIT 10F.



                      FEE AGREEMENT WITH MARCI MILNE MCCANN

                               GROUP V CORPORATION
                                 550 15th Street
                             San Francisco, CA 94103
                     Tel: (415) 575-0222 Fax: (415) 861-4177


                                November 1, 1997


Marci Milne McCann
10 Cotton Farm Lane
North Hampton, NH 03862

     RE:  Fee Agreement

Dear Ms. McCann:

     This letter sets forth the agreement between Group V Corporation (the "Company") and yourself regarding the payment of invoices for professional services rendered by you on behalf of the Company.

     As soon as practicable following execution of this Fee Agreement the Company agrees to include in a Form S-8 Registration Statement at its expense an adequate number of common shares in order to pay for professional services invoiced by you. Such shares will be delivered to you for sale and application of the net proceeds against the balance due for services rendered to date.

     Additionally, you agree to provide the Company with a monthly accounting of all services provided by you and the net proceeds from sales of common shares of the Company received pursuant to this letter.

     If the foregoing is agreeable, please indicate your approval by dating and signing below and returning an original copy to me.

                                             Very truly yours,

                                             Group V Corporation


                                             By:  /s/  Joe Monterosso
                                             Name:    Joe Monterosso
                                             Title:   President



                             APPROVAL AND ACCEPTANCE

                               READ AND ACCEPTED.


Dated: November 1, 1997                      /s/  Marci Milne McCann
                                             ---------------------
                                             Marci Milne McCann

                                  EXHIBIT 24.1



                  CONSENT OF RICHARD O. WEED TO USE OF OPINION

                                  ARCHER & WEED
                             Special Project Counsel

       5140 BIRCH STREET, SUITE 100, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (714) 760-7424 FACSIMILE (714) 475-9087

                             WRITER'S DIRECT NUMBER
                                 (714) 475-9086





                                November 12, 1997

Board of Directors
Group V Corporation
(formerly, NuOasis Gaming, Inc.)
550 15th Street
San Francisco, CA 94103

     Re:  Form S-8


Gentlemen:

     I hereby consent to the filing of my opinion dated even date herewith as an Exhibit to the November 12, 1997, Form S-8 Registration Statement to be filed by Group V Corporation (formerly, NuOasis Gaming, Inc.).

     I further consent to the reference to me and my opinion under the caption "Legal Opinion and Experts" in the Prospectus.



                                             Very truly yours,



                                             /s/  Richard O. Weed
                                             Richard O. Weed

                                  EXHIBIT 24.2



                         CONSENT OF HASKELL & WHITE LLP

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of Group V Corporation (formerly, NuOasis Gaming, Inc.) on Form S-8 of our report dated September 29, 1997 appearing in the Annual Report on Form 10-KSB of Group V Corporation (formerly, NuOasis Gaming, Inc.) for the year ended June 30, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                             /s/  Haskell & White LLP
                                             HASKELL & WHITE LLP


Newport Beach, California
November 12, 1997

                                  EXHIBIT 24.3


                     CONSENT OF RAIMONDO, PETTIT & GLASSMAN

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of Group V Corporation (formerly, NuOasis Gaming, Inc.) (the "Company") on Form S-8 of our report dated October 31, 1996, on our audit of the consolidated financial statements of Group V Corporation (formerly, NuOasis Gaming, Inc.) for the year ended June 30, 1996, which report is included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on or about October 6, 1997. We also consent to the reference to our firm under the caption "Experts" this Registration Statement.




                           RAIMONDO, PETTIT & GLASSMAN


Torrance, California
November 12, 1997